EXHIBIT 3.1

NSTAR ELECTRIC COMPANY

BYLAWS

As Amended and Restated

Effective September 29, 2014

TABLE OF CONTENTS

NSTAR ELECTRIC COMPANY

BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Meetings of Stockholders.  Each meeting of the stockholders, annual or special, shall be held on such day and time, and at such place within the Commonwealth of Massachusetts, or to the extent permitted by the Articles of Organization elsewhere in the United States, as may be designated by the Board of Directors, by the Chairman or by the President.

Section 2.  Annual Meeting.  The Annual Meeting of Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held by June 30 each year on the day and time designated by the Board of Directors, the Chairman or the President.  In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called by the President or by the Directors, and shall be called by the Secretary and Clerk, or in case of the death, absence, incapacity or refusal of the Secretary and Clerk, by any other officer, upon written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote thereat.

Section 4.  Notice.  Notice of the date, time and place of any annual or special meeting of stockholders, stating the purposes of the meeting, shall be given by the Secretary and Clerk at least seven (7) days before the meeting to each stockholder entitled to vote thereat, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the corporation.  Whenever notice of a meeting is required to be given a stockholder, a written waiver thereof, executed before or after the meeting by such stockholder and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 5.  Quorum.  At all meetings of stockholders, a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum and each share of stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.

Section 6.  Record Date.  The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, such date in any case to be not earlier than the date following the date such action fixing the record date is taken by the Board of Directors and not more than sixty (60) days immediately preceding the date of such meeting of stockholders.  Only stockholders of record on such record date shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the corporation after any such record date so fixed.

Section 7.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE II

DIRECTORS

Section 1.  Number and Election.  The business, property and affairs of the Company shall be managed by a Board of not less than three Directors, except that whenever there shall be fewer than three stockholders, the number of Directors may be less than three but in no event less than the number of stockholders.  The number of positions on the Board of Directors for any year shall be the number fixed from time to time by resolution of the stockholders or of the Board of Directors.  The Directors so elected shall continue in office until their successors have been elected and qualified, except that a Director shall cease to be in office upon his or her death, resignation, lawful removal or court order decreeing that he or she is no longer a Director in office.

Section 2.  Vacancies.  The Board of Directors shall have power to fill vacancies that may occur in the Board, or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next Annual Meeting of Stockholders and until his or her successor shall be elected and qualified.

Section 3.  Employ Agents and Employees.  The Board of Directors shall have power to employ such and so many agents and/or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, and employees of the Company.  All the officers, agents, and employees of the Company shall be subject to the order of the Board, shall hold their offices at the pleasure of the Board, and may be removed at any time by the Board at its discretion.

Section 4.  Directors Compensation.  The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.

Section 5.  Removal.  Any one or more Directors may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the Company's issued and outstanding stock entitled to vote.  Any Director may be removed from office for cause by vote of a majority of the Directors then in office, but only after a reasonable notice and opportunity to be heard by the Board has been given.

ARTICLE III

MEETINGS OF DIRECTORS

Section 1.  Regular Meeting.  A regular meeting of the Board of Directors shall be held annually, without notice, as soon as convenient following the Annual Meeting of Stockholders, for the election of officers and the transaction of other business.

Section 2.  Other Regular Meetings.  All other regular meetings of the Board of Directors may be held at such time and place within or without the Commonwealth of Massachusetts, as the Board may from time to time determine.

Section 3.  Special Meetings.  Special meetings of the Board may be held at any place, within or without the Commonwealth of Massachusetts, upon call of the Chairman (if there be one) or the President, or, in the event of the absence or inability of either to act, of a Vice President, or upon the written request of a majority of Directors.

Section 4.  Notice.  Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each Director personally, by telephone, voice mail or other electronic means, or by mail or other delivery method at his or her last-known post office address, at least twenty-four hours, or a shorter time if deemed necessary by the President, prior to the time of the meeting, provided that any Director may waive such notice in writing, before or after the meeting, or by attendance at such meeting without objecting to the holding of such meeting.  Meetings may be held without notice if all the Directors are present.

Section 5.  Quorum.  A majority of the Directors then in office shall constitute a quorum.  If a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is present.  In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

Section 6.  Action at a Meeting.  Except as otherwise provided by these Bylaws, the action of a majority of the Directors present at a meeting at which a quorum is present at the time of the action shall be the action of the Board of Directors.

Section 7.  Action Without a Meeting.  Action to be taken by the Board of Directors may be taken without a meeting if each Director signs a consent describing the action taken or to be taken and delivers it to the Company.  Action taken by such consent is the act of the Board of Directors when one or more consents signed by all the Directors are delivered to the Secretary and Clerk and filed with the minutes of the Company.  A consent signed under this section has the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.

Section 8.  Telephone Conference Meeting.  The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE IV

OFFICERS

Section 1.  Required Officers.  At its annual meeting the Board of Directors shall elect a President, a Secretary and Clerk and a Treasurer, and, if the Board shall so determine, a Chairman, each of whom shall hold office until the next annual election of officers and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal, subject to the provisions of Article IV, Section 9.  The Board may also elect at such annual meeting or at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Company.

Section 2.  Chairman.  The Chairman, if such office shall be filled by the Board, shall, when present, preside at all meetings of said Board and of the stockholders, unless the Board shall determine otherwise, and shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors. If the Chairman shall be absent or unable to perform the duties of his or her office, the Chief Executive Officer, if such position has been filled by the Board, shall perform the duties of the Chairman.

Section 3.  President.  The President shall be responsible for the general supervision, direction and control of the business and affairs of the Company, subject to the direction of the Chief Executive Officer, if such position has been filled by the Board.  If the Board has not elected either a Chairman or a Chief Executive Officer, or if such officer shall be absent or unable to perform the duties of his or her office, the President shall preside at meetings of the Board of Directors and of the stockholders, though the President need not be a Director.  The President shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.  Vice President.  The Vice President, if such office shall be filled by the Board, shall have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the President.  An Executive Vice President, if elected by the Board, shall be designated by the Board to exercise the powers and perform the duties of the President in the absence of the President or if the President is unable to perform the duties of the office.  The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.

Section 5.  Secretary and Clerk.  The Secretary and Clerk shall be a resident of Massachusetts, unless the corporation shall have a registered agent appointed pursuant to the laws of the Commonwealth.  He or she shall keep the minutes of all meetings of the stockholders and of the Board of Directors.  He or she shall give notice of all meetings of the stockholders and of the Board. He or she shall record all votes taken at such meetings and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.

 The Secretary and Clerk shall have the custody of the Corporate Seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these Bylaws.

Section 6.  Treasurer.  The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds.  The Treasurer shall sign all checks, notes, drafts and similar instruments, except as otherwise provided by the Board of Directors, and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.

Section 7.  Other Officers.  Any other officer shall have such powers and duties as may be prescribed by the Board of Directors or by another officer pursuant to Board authorization.

Section 8.  Powers.  In addition to such powers and duties as these Bylaws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage relate to his or her particular office.  The Board of Directors may from time to time modify the powers and duties of any officer or delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these Bylaws.

Section 10.  Removal.  Any officer may be removed, with or without cause, at any time by the Board of Directors in its discretion, but an officer may be removed for cause only after a reasonable notice and opportunity to be heard by the Board has been given.

ARTICLE V

COMMITTEES

The Board of Directors by the affirmative vote of a majority of Directors then in office, may appoint such committees as it may deem proper, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to those powers expressly reserved to the Board of Directors under law.  Committees shall keep full records of their proceedings, and shall report the same to the next regular meeting of the Board, or when called upon by the Board.

ARTICLE VI

STOCK CERTIFICATES

The Board of Directors may authorize by resolution the issuance of some or all of any or all classes and series of Company shares without certificates.  The authorization shall not affect shares already represented by certificates until they are surrendered to the Company.  If the Board entitles any stockholders of a class or series to receive a certificate representing such shares, all other holders of shares of such class or series shall be entitled to the same.  All stock certificates representing shares of stock shall be signed by the Chairman, the President or any Vice President and by the Treasurer or any Assistant Treasurer.  Such signatures may be by facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Company.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the Company shall be circular in form with the name of the Company inscribed therein, and shall be in such other form as the Board of Directors may determine from time to time.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.

ARTICLE IX

INDEMNIFICATION

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or employment or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which indemnification is forbidden by applicable law or as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to an employee benefit plan, as in the best interests of the participants or beneficiaries of such plan.  As to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer.

In discharging his duties any director or officer, when acting in good faith, shall be fully entitled to rely upon such information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented or prepared by, or under the supervision of, (a) one or more officers or employees of the corporation (or of another organization in which he serves as contemplated by this Article IX) whom the director or officer reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (c) in the case of a director, a duly constituted committee of the board of directors (or similar governing body of such other organization) upon which he does not serve as to matters within its delegated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  The fact that a director or officer so relied shall be a complete defense to any claim asserted against him, except as expressly provided by statute, by reason of his being or having been a director or officer of the corporation (or such other organization).

No director or officer shall be liable for any act, omission, step or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to any Federal, state or municipal statute, regulation or other lawful authority regulating the company by reason of its being a public utility company or being affiliated with public utility holding companies or by reason of its or their activities as such, or any amendments to any thereof.  In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court or regulatory body.  In the event that the foregoing provisions of this paragraph are found by the court or regulatory body not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director or officer shall be reimbursed for, or indemnified against, all loss, liability and expense incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be provided as in the best interest of the corporation as heretofore provided in this Article IX.  Such loss, liability and expense shall include, but shall not be limited to, judgments, court costs and attorneys' fees.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article IX shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment.  If in an action, suit or proceeding brought by or in right of the corporation, a director or officer is held not liable, whether because relieved of liability under the first paragraph of this Article IX or he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article IX:

(i)  The term "officer" includes (a) persons who serve at the request of the corporation as director or officer of another organization and (b) officers of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii)  An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

Nothing contained in this Article IX shall limit the power of the corporation to indemnify directors or officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer.  The rights provided in this Article IX shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of his successors, heirs, executors, administrators and other legal representatives.  Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

Article IX shall only be amended or repealed by a vote of the majority of stock present and voting thereon at any meeting of the stockholders called for such purpose where a quorum is present or by written consent in lieu of a meeting.  No amendment to or repeal of this Article IX shall apply to have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed by vote of a majority of stock present and voting thereon at any meeting of the stockholders called for such purpose where a quorum is present or by written consent in lieu of a meeting, or if the Articles of Organization so provide, by a vote of a majority of the Board of Directors at any meeting of the Board of Directors called for the purpose or by unanimous written consent of the Board, except with respect to any provision which by law, the Articles of Organization or the Bylaws requires action by the stockholders.  Notice of any making, amending or repealing of any bylaw by the Board of Directors, stating the substance of such change, shall be given to all stockholders entitled to vote on amending the Bylaws, not later than the time of giving notice of the next meeting of stockholders.  Any bylaw adopted by the Directors may be amended or repealed by the stockholders.